1 | P a g e 13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com NEWS RELEASE SUMMIT HOTEL PROPERTIES REPORTS FOUTH QUARTER AND FULL YEAR 2023 RESULTS Operating Income of $58.8 Million for Full Year 2023 Adjusted EBITDAre Climbs 5.1 Percent to $190.0 Million; Adjusted FFO Per Share of $0.92 for Full Year 2023 Accretive Dispositions Continue with Sale of Two Additional Hotels New $200 Million Term Loan Financing Completed; No Significant Debt Maturities Until 2026 Austin, Texas, February 28, 2024 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the fourth quarter and full year ended December 31, 2023. “We are proud of the Company’s many successes in 2023, led by RevPAR growth of 6.6 percent which outpaced the overall industry by approximately 170 basis points and was primarily driven by the strong performance of our urban hotels. We continue to enhance our portfolio through strategic asset sales, including the sale of six hotels since the beginning of 2023 for nearly $50 million at an attractive blended capitalization rate of 2.6 percent after foregone capital expenditures. A portion of those proceeds were recycled into two high quality hotels located in high-growth markets, at capitalization rates over 9 percent on a blended basis. The improved performance of our portfolio and our ongoing efforts to prudently allocate capital allowed us to increase our common dividend by 50 percent during the year,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “Since the beginning of 2023, we have successfully completed approximately $1 billion of financing activity that has further enhanced our well-positioned balance sheet by extending debt maturity dates, maintaining attractive pricing and preserving overall flexibility to execute on our strategic initiatives. Most recently, our new $200 million term loan financing replaced our last remaining meaningful tranche of debt scheduled to mature in 2025. As a result, we have no significant debt maturities until 2026, nearly $400 million of liquidity, a weighted average cost of debt of approximately 4.75 percent and, inclusive of attractively priced interest rate swaps and preferred equity, approximately 80 percent of our balance sheet has fixed interest rates. Our outlook for 2024 remains positive, supported by stable demand trends and the expectation that growth in our urban markets will continue to lead portfolio performance, which we believe is positioned to once again outperform the broader industry in 2024,” commented Mr. Stanner. Full Year 2023 Summary • Net Loss: Net loss attributable to common stockholders was $28.0 million, or $0.27 per diluted share, compared to a net loss of $16.9 million, or $0.16 per diluted share, in the same period of 2022. • Pro Forma RevPAR: Pro forma RevPAR increased 6.6 percent to $120.12 compared to the same period of 2022. Pro forma ADR increased 3.1 percent to $166.27, and pro forma occupancy increased 3.4 percent to 72.2 percent. • Same Store RevPAR: Same Store RevPAR increased 6.6 percent to $119.33 compared to the same period of 2022. Same store ADR increased 3.2 percent to $165.09, and same store occupancy increased 3.3 percent to 72.3 percent.

2 | P a g e • Pro Forma Hotel EBITDA (1): Pro forma hotel EBITDA increased 6.0 percent to $260.5 million from $245.8 million, and pro forma hotel EBITDA margin contracted to 35.5 percent from 36.1 percent in the same period of 2022. • Same Store Hotel EBITDA (1): Same store hotel EBITDA increased 5.8 percent to $246.7 million from $233.2 million, and same store hotel EBITDA margin contracted to 35.7 percent from 36.2 percent in the same period of 2022. • Adjusted EBITDAre (1): Adjusted EBITDAre increased 5.1 percent to $190.0 million from $180.8 million, in the same period of 2022. • Adjusted FFO (1): Adjusted FFO was $112.8 million, or $0.92 per diluted share and unit, compared to $114.0 million, or $0.94 per diluted share and unit in the same period of last year. Fourth Quarter 2023 Summary • Net Loss: Net loss attributable to common stockholders was $16.6 million, or $0.16 per diluted share, compared to a net loss of $12.0 million, or $0.11 per diluted share, for the fourth quarter of 2022. • Pro Forma RevPAR: Pro forma RevPAR increased 2.9 percent to $114.05 compared to the fourth quarter of 2022. Pro forma ADR increased 0.4 percent to $162.10 compared to the same period in 2022, and pro forma occupancy increased 2.4 percent to 70.4 percent. • Same Store RevPAR: Same Store RevPAR increased 3.2 percent to $113.11 compared to the fourth quarter of 2022. Same store ADR increased 0.6 percent to $160.96, and same store occupancy increased 2.6 percent to 70.3 percent. • Pro Forma Hotel EBITDA (1): Pro forma hotel EBITDA decreased 0.7 percent to $62.4 million from $62.8 million in the same period in 2022. Pro forma hotel EBITDA margin contracted to 35.3 percent from 36.8 percent in the same period of 2022. Adjusting for significant real estate tax credits received in 2022, pro forma hotel EBITDA margin contracted by approximately 70 basis points in the fourth quarter. • Same Store Hotel EBITDA (1): Same store hotel EBITDA decreased 0.7 percent to $58.3 million from $58.7 million in the same period in 2022. Same store hotel EBITDA margin contracted to 35.2 percent from 36.6 percent in the same period of 2022. Adjusting for significant real estate tax credits received in 2022, same store hotel EBITDA margin contracted by approximately 60 basis points in the fourth quarter. • Adjusted EBITDAre (1): Adjusted EBITDAre increased 0.6 percent to $46.4 million from $46.1 million in the fourth quarter of 2022. • Adjusted FFO (1): Adjusted FFO was $26.9 million, or $0.22 per diluted share and unit, compared to $30.3 million, or $0.25 per diluted share and unit, in the fourth quarter of 2022.

The Company's results for the three months and full year ended December 31, 2023, are as follows (in thousands, except per share amounts):

	For the Three Months Ended December 31,		For the Years Ended December 31,	
	2023	2022	2023	2022
	(unaudited)			
Net loss attributable to common stockholders	$ (16,571)	$ (11,975)	$ (27,990)	$ (16,929)
Net loss per diluted share	$ (0.16)	$ (0.11)	$ (0.27)	$ (0.16)
Total revenues	$ 177,435	$ 172,326	$ 736,127	$ 675,695
EBITDAre [1]	$ 56,581	$ 54,498	$ 228,882	$ 210,609
Adjusted EBITDAre [1]	$ 46,384	$ 46,084	$ 189,964	$ 180,815
FFO [1]	$ 24,186	$ 25,542	$ 96,778	$ 95,253
Adjusted FFO [1]	$ 26,935	$ 30,340	$ 112,826	$ 113,970
FFO per diluted share and unit [1]	$ 0.20	$ 0.21	$ 0.79	$ 0.79
Adjusted FFO per diluted share and unit [1]	$ 0.22	$ 0.25	$ 0.92	$ 0.94
Pro Forma [2]				
RevPAR	$ 114.05	$ 110.85	$ 120.12	$ 112.67
RevPAR Growth	2.9%		6.6%	
Hotel EBITDA	$ 62,363	$ 62,782	$ 260,536	$ 245,752
Hotel EBITDA margin	35.3%	36.8%	35.5%	36.1%
Hotel EBITDA margin change	-152 bps		-58 bps	
Same Store [3]				
RevPAR	$ 113.11	$ 109.62	$ 119.33	$ 111.90
RevPAR Growth	3.2%		6.6%	
Hotel EBITDA	$ 58,300	$ 58,693	$ 246,743	$ 233,154
Hotel EBITDA margin	35.2%	36.6%	35.7%	36.2%
Hotel EBITDA margin change	-148 bps		-45 bps	

(1) See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, *and amortization ("EBITDA"), EBITDAre, adjusted EBITDAre, funds from operations ("FFO"), FFO per diluted share and unit, adjusted FFO ("AFFO"), and AFFO per diluted share and unit, as well as a reconciliation of operating* income (loss) to hotel EBITDA. *See "Non-*GAAP Financial *Measures" at the end of this release.*

(2) Unless stated otherwise in this release, all pro forma information includes operating and financial results for 100 hotels owned as of December 31, 2023, as if each hotel had been owned by the Company since January 1, 2022, and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2022, which may *include periods prior to the Company's* ownership. Pro forma and non-GAAP financial measures are unaudited.

(3) All same store information includes operating and financial results for 94 hotels owned as of December 31, 2023, and at all times during the three and twelve months ended December 31, 2023, and 2022.

3 | Page

SUMMIT HOTEL PROPERTIES

Transaction Activity

Dispositions

Subsequent to year-end, the Company completed the sale of the 127-guestroom Hyatt Place Dallas / Plano for a gross sales price of $10.3 million through its joint venture with GIC. The sales price for the transaction represents a 4.3 percent capitalization rate based on net operating income after a 4.0 percent FF&E reserve for the trailing 12 months ended December 31, 2023. The joint venture will forego approximately $5.2 million of future near-term required capital expenditures at the hotel as a result of the sale, which reduces the all-in capitalization rate to approximately 2.9 percent.

Throughout 2023, the Company continued its strategic capital recycling program that included the sale of five hotels for a gross sales price of $36.4 million at a blended capitalization rate of 2.5 percent after consideration of foregone capital expenditures.

Combined, the Company has sold six hotels for $46.6 million ($41.6 million on a pro rata basis) since the beginning of 2023 at a blended capitalization rate of 2.6 percent after consideration of $30.9 million of foregone capital expenditures.

Sold Hotels (2023 & YTD 2024) (1)	Keys	Date	Price	Capex (2)	RevPAR(3)	Cap Rate (4)
Hyatt Place Chicago / Lombard	151	May 2023	10,500	5,700	76	4.6%
Hyatt Place Chicago / Hoffman Estates	126	May 2023	3,000	7,200	68	0.3%
Hilton Garden Inn Minneapolis / Eden Prairie	97	May 2023	8,200	4,300	81	3.1%
Holiday Inn Express & Suites Minnetonka	93	May 2023	6,400	3,300	74	0.5%
Hyatt Place Baltimore / Owings Mills	123	Dec 2023	8,250	5,200	69	2.6%
Hyatt Place Dallas / Plano	127	Feb 2024	10,250	5,200	69	2.9%
Total	717		$ 46,600	$ 30,900	$ 73	2.6%

(1) In thousands except RevPAR data.
(2) Reflects estimated near-term foregone capital expenditures for dispositions and near-term capital requirements for acquisitions.
(3) Reflects RevPAR for the twelve-month period immediately prior to sale.
(4) Capitalization rate includes estimated near-term capital expenditure requirements because of the transaction.

Acquisitions

A portion of the net proceeds from asset sales were reinvested into two acquisitions within the GIC joint venture for a gross purchase price $42.7 million ($21.8 million on a pro rata basis) at a forecasted blended capitalization rate of 9.3 percent for the full year 2024. Both hotels require minimal near-term capital expenditures.

Acquired Hotels (1)	Keys	Date	Price	RevPAR(2)	Cap Rate (3)
Residence Inn Scottsdale North	120	Jun 2023	29,000	133	8.7%
Nordic Lodge Steamboat Springs	47	Jun 2023	13,700	148	10.5%
Total	167		$ 42,700	$ 137	9.3%

(1) In thousands except RevPAR data.
(2) Reflects 2024 estimated RevPAR.
(3) Capitalization rate reflects forecasted 2024 operating performance.

4 | Page
SUMMIT HOTEL PROPERTIES

5 | P a g e Capital Markets & Balance Sheet The Company continued to enhance its balance sheet in 2023 and subsequent to year-end, including successfully closing the following significant transactions: • In February 2024, the Company successfully completed a new $200 million senior unsecured term loan financing (the “2024 Term Loan”). The 2024 Term Loan provides for a fully extended maturity date of February 2029 and interest rate pricing ranging from 135 basis points to 235 basis points over the applicable adjusted term SOFR. Proceeds from the 2024 Term Loan financing, along with asset sale proceeds, cash on hand, and revolver availability, were used to repay in full the Company’s $225 million term loan that was scheduled to mature in February 2025. As a result of the 2024 Term Loan financing, the Company has no significant debt maturities until 2026 and has an average length to maturity of approximately 3.6 years. Other terms of the agreement are similar to the Company’s previous senior unsecured term loan. • In January 2024, subsidiaries of the GIC joint venture entered into a $100 million forward starting interest rate swap to fix one-month term SOFR at 3.765 percent until January 2026, which compares to the current term SOFR rate of 5.33 percent. The interest rate swap has an effective date of October 1, 2024. • In September 2023, the Company’s joint venture with GIC successfully completed the refinancing of its $200 million senior credit facility, which is comprised of a $125 million revolving credit facility and a $75 million term loan. The new credit agreement provides for a fully extended maturity date of September 2028. • In June 2023, the Company successfully completed the refinancing of its $600 million senior unsecured credit facility, which is comprised of a $400 million senior unsecured revolving credit facility and $200 million senior unsecured term loan. The amended and restated credit agreement provides for a maturity date of June 2028 for both the revolver and term loan, including extension options. • In March 2023, subsidiaries of the GIC joint venture entered into two $100 million interest rate swaps to fix one-month term SOFR at 3.354 percent until January 2026. The interest rate swaps had an effective date of July 1, 2023. On a pro rata basis, the Company had the following outstanding indebtedness and liquidity available at year-end 2023: • Outstanding debt of $1.1 billion with a weighted average interest rate of approximately 4.75 percent. After giving effect to interest rate derivative agreements, $849.2 million, or 75 percent, of our outstanding debt had an average fixed interest rate, and $283.8 million, or 25 percent, had a variable interest rate. • Unrestricted cash and cash equivalents of $29.1 million. • Total liquidity of $396.3 million, including unrestricted cash and cash equivalents and revolving credit facility availability. Common and Preferred Dividend Declaration On January 25, 2024, the Company declared a quarterly cash dividend of $0.06 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.06 per share represents an annualized dividend yield of 3.7 percent based on the closing price of shares of the common stock on February 27, 2024.

6 | P a g e In addition, the Board of Directors declared a quarterly cash dividend of: • $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock • $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock • $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units The dividends are payable on February 29, 2024, to holders of record as of February 15, 2024. 2024 Outlook The Company is providing its outlook for the full year 2024 based on 99 lodging assets after consideration of the Hyatt Place Dallas / Plano sale, 56 of which are wholly owned as of February 28, 2024. There are no additional acquisitions, dispositions, or capital markets activities assumed in the Company’s full year 2024 outlook beyond the transactions already completed. FYE 2024 Outlook Summit Operational Low High Pro Forma RevPAR Growth (1) 2.00% 4.00% Adjusted EBITDAre $ 188,000 $ 200,000 Adjusted FFO $ 111,000 $ 123,000 Adjusted FFO per Diluted Unit $ 0.90 $ 1.00 Capital Expenditures, Pro Rata $ 65,000 $ 85,000 (1) All pro forma information includes operating and financial results for 99 lodging assets owned as of February 28, 2024, as if each property had been owned by the Company since January 1, 2023, and will continue to be owned through the entire year ending December 31, 2024. As a result, the pro forma information includes operating and financial results for lodging assets acquired since January 1, 2023, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited. Fourth Quarter 2023 Earnings Conference Call The Company will conduct its quarterly conference call on Thursday, February 29, 2024, at 9:00 AM ET. 1. To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial- in details. 2. A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company’s website, www.shpreit.com, until April 30, 2024. Supplemental Disclosures In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure or future expectations.

7 | P a g e About Summit Hotel Properties Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging properties with efficient operating models primarily in the upscale segment of the lodging industry. As of February 28, 2024, the Company's portfolio consisted of 99 assets, 56 of which are wholly owned, with a total of 14,785 guestrooms located in 24 states. For additional information, please visit the Company's website, www.shpreit.com, and follow on X, formerly Twitter, at @SummitHotel_INN and on Facebook at facebook.com/SummitHotelProperties. Contact: Adam Wudel SVP – Finance & Capital Markets Summit Hotel Properties, Inc. (512) 538-2325 Forward-Looking Statements This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

8 | P a g e Summit Hotel Properties, Inc. Consolidated Balance Sheets (In thousands) December 31, 2023 December 31, 2022 ASSETS Investments in lodging property, net $ 2,729,049 $ 2,841,856 Investments in hotel properties under development 1,451 - Assets held for sale, net 73,740 29,166 Cash and cash equivalents 37,837 51,255 Restricted cash 9,931 10,553 Right-of-use assets, net 34,814 35,023 Trade receivables, net 21,348 21,015 Prepaid expenses and other 8,865 8,378 Deferred charges, net 6,659 7,074 Other assets 15,554 17,950 Total assets $ 2,939,248 $ 3,022,270 LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND EQUITY Liabilities: Debt, net of debt issuance costs $ 1,430,668 $ 1,451,796 Lease liabilities, net 25,842 25,484 Accounts payable 4,827 5,517 Accrued expenses and other 81,215 81,304 Total liabilities 1,542,552 1,564,101 Redeemable non-controlling interests 50,219 50,219 Total stockholders' equity 911,195 959,813 Non-controlling interests 435,282 448,137 Total equity 1,346,477 1,407,950 Total liabilities, redeemable non-controlling interests, and equity $ 2,939,248 $ 3,022,270

Summit Hotel Properties, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended December 31, 2023	For the Three Months Ended December 31, 2022	For the Years Ended December 31, 2023	For the Years Ended December 31, 2022
Revenues:				
Room	$ 157,081	$ 153,623	$ 656,063	$ 609,370
Food and beverage	10,665	9,937	41,513	32,117
Other	9,689	8,766	38,551	34,208
Total revenues	177,435	172,326	736,127	675,695
Expenses:				
Room	35,798	35,281	148,005	136,999
Food and beverage	7,901	7,710	31,580	24,897
Other lodging property operating expenses	55,121	53,104	224,901	207,975
Property taxes, insurance and other	11,859	9,885	55,167	49,921
Management fees	4,478	4,297	18,452	17,442
Depreciation and amortization	38,624	37,698	150,924	150,160
Corporate general and administrative	7,305	7,022	32,530	30,765
Transaction costs	(11)	12	13	749
Loss on write-down of assets	16,661	10,420	16,661	10,420
Recoveries of credit losses	(730)	-	(1,230)	(1,100)
Total expenses	177,006	165,429	677,003	628,228
(Loss) gain on disposal of assets, net	(1)	(164)	(337)	20,315
Operating income	428	6,733	58,787	67,782
Other income (expense):				
Interest expense	(21,621)	(19,379)	(86,798)	(65,581)
Interest income	498	83	1,688	1,544
Other income (loss), net	547	(555)	1,005	1,083
Total other expense, net	(20,576)	(19,851)	(84,105)	(62,954)
(Loss) income from continuing operations before income taxes	(20,148)	(13,118)	(25,318)	4,828
Income tax (expense) benefit	(1,119)	1,036	(2,798)	(3,611)
Net (loss) income	(21,267)	(12,082)	(28,116)	1,217
Less - Loss attributable to non-controlling interests	9,321	4,730	18,627	249
Net (loss) income attributable to Summit Hotel Properties, Inc. before preferred dividends and distributions	(11,946)	(7,352)	(9,489)	1,466
Less - Distributions to and accretion of redeemable non-controlling interests	(656)	(654)	(2,626)	(2,520)
Less - Preferred dividends	(3,969)	(3,969)	(15,875)	(15,875)
Net loss attributable to common stockholders	$ (16,571)	$ (11,975)	$ (27,990)	$ (16,929)
Loss per share:				
Basic and Diluted	$ (0.16)	$ (0.11)	$ (0.27)	$ (0.16)
Weighted average common shares outstanding:				
Basic and Diluted	105,666	105,235	105,548	105,142
Dividends per common share	$0.06	$0.04	$0.22	$0.08

9 | Page

SUMMIT
HOTEL PROPERTIES

Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,	
	2023	2022	2023	2022
Net (loss) income	$ (21,267)	$ (12,082)	$ (28,116)	$ 1,217
Preferred dividends	(3,969)	(3,969)	(15,875)	(15,875)
Distributions to and accretion of redeemable non-controlling interests	(656)	(654)	(2,626)	(2,520)
Loss (income) related to non-controlling interests in consolidated joint ventures	6,731	2,898	14,824	(2,321)
Net loss applicable to common shares and common units	$ (19,161)	$ (13,807)	$ (31,793)	$ (19,499)
Real estate-related depreciation	37,436	36,533	146,187	145,492
Loss on write-down or impairment of assets	16,661	10,420	16,661	10,420
Loss (gain) on disposal of assets and other dispositions, net	1	164	385	(20,315)
Adjustments related to non-controlling interests in consolidated joint ventures	(10,751)	(7,768)	(34,662)	(20,845)
FFO applicable to common shares and common units	$ 24,186	$ 25,542	$ 96,778	$ 95,253
Recoveries of provisions for credit losses	(730)	-	(1,230)	(1,100)
Amortization of deferred financing costs	1,531	1,470	5,910	5,708
Amortization of franchise fees	156	159	595	663
Amortization of intangible assets, net	909	911	3,642	3,643
Equity-based compensation	1,829	1,376	7,742	8,446
Transaction costs	(11)	12	13	749
Debt transaction costs	43	362	395	1,528
Non-cash interest income	(134)	-	(531)	(113)
Non-cash lease expense, net	113	131	481	505
Casualty losses, net	261	1,451	2,112	2,505
Decrease in deferred tax asset valuation allowance	21	-	84	-
Adjustments related to non-controlling interests in consolidated joint ventures	(981)	(657)	(3,612)	(3,400)
Special allocation related to sale of joint venture	-	(417)	-	(417)
Other non-cash items, net	(258)	-	447	-
AFFO applicable to Common Stock and Common Units	$ 26,935	$ 30,340	$ 112,826	$ 113,970
FFO per share of Common Stock and Common Units	$ 0.20	$ 0.21	$ 0.79	$ 0.79
AFFO per share of Common Stock and Common Units	$ 0.22	$ 0.25	$ 0.92	$ 0.94
Weighted average diluted shares of Common Stock and Common Units				
FFO and AFFO [(1)]	122,486	121,923	122,355	121,163

(1) The Company includes the outstanding OP units issued by *Summit Hotel OP, LP, the Company's operating partnership,* held by limited partners other than the Company because the OP units are redeemable for *cash or, at the Company's option, shares of the Company's common stock* on a one-for-one basis.

10 | Page

SUMMIT HOTEL PROPERTIES

11 | P a g e Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands) For the Three Months Ended December 31, For the Years Ended December 31, 2023 2022 2023 2022 Weighted average dilutive common shares outstanding 105,666 105,235 105,548 105,142 Dilutive effect of restricted stock awards 206 105 226 221 Dilutive effect of performance stock awards - - - 7 Dilutive effect of Common Units of Operating Partnership 15,958 52 15,970 - Dilutive effect of shares issuable upon conversion of convertible debt 25,037 24,193 24,678 24,193 Adjusted weighted average dilutive common shares outstanding 146,867 129,585 146,422 129,563 Non-GAAP adjustment for dilutive effects of common units - 15,981 - 15,360 Non-GAAP adjustment for dilutive effects of restricted stock awards 656 550 611 433 Non-GAAP adjustment for dilutive effect of shares issuable upon conversion of convertible debt (25,037) (24,193) (24,678) (24,193) Non-GAAP weighted dilutive common shares/common units outstanding 122,486 121,923 122,355 121,163

Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre
(Unaudited)
(In thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,	
	2023	2022	2023	2022
Net (loss) income	$ (21,267)	$ (12,082)	$ (28,116)	$ 1,217
Depreciation and amortization	38,624	37,698	150,924	150,160
Interest expense	21,621	19,379	86,798	65,581
Interest income	(178)	(45)	(568)	(65)
Income tax expense (benefit)	1,119	(1,036)	2,798	3,611
EBITDA	$ 39,919	$ 43,914	$ 211,836	$ 220,504
Loss on write-down of assets	16,661	10,420	16,661	10,420
Loss (gain) on disposal of assets and other dispositions, net	1	164	385	(20,315)
EBITDAre	$ 56,581	$ 54,498	$ 228,882	$ 210,609
Recoveries of provisions for credit losses	(730)	-	(1,230)	(1,100)
Amortization of key money liabilities	(120)	(96)	(498)	(363)
Equity-based compensation	1,829	1,376	7,742	8,446
Transaction costs and other	(11)	12	13	749
Debt transaction costs	43	362	395	1,528
Non-cash interest income [(1)]	(134)	-	(531)	(113)
Non-cash lease expense, net	113	131	481	505
Casualty losses, net	261	1,451	2,112	2,505
Loss (income) related to non-controlling interests in consolidated joint ventures	6,731	2,898	14,824	(2,321)
Adjustments related to non-controlling interests in consolidated joint ventures	(17,921)	(14,131)	(62,681)	(39,213)
Special allocation related to sale of joint venture asset	-	(417)	-	(417)
Other	(258)	-	455	-
Adjusted EBITDAre	$ 46,384	$ 46,084	$ 189,964	$ 180,815

(1) Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

12 | Page

SUMMIT
HOTEL PROPERTIES

Summit Hotel Properties, Inc.
Pro Forma Hotel Operating Data
(Unaudited)
(In thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,	
Pro Forma Operating Data [1,2]	2023	2022	2023	2022
Pro forma room revenue	$ 156,459	$ 152,049	$ 653,777	$ 611,499
Pro forma other hotel operating revenue	20,339	18,563	79,871	69,473
Pro forma total revenues	176,798	170,612	733,648	680,972
Pro forma total hotel operating expenses	114,435	107,830	473,112	435,220
Pro forma hotel EBITDA	$ 62,363	$ 62,782	$ 260,536	$ 245,752
Pro forma hotel EBITDA Margin	35.3%	36.8%	35.5%	36.1%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

	For the Three Months Ended December 31, 2023	2022	For the Years Ended December 31, 2023	2022
Revenue:				
Total revenues	$ 177,435	$ 172,326	$ 736,127	$ 675,695
Total revenues - acquisitions [1]	-	2,090	4,715	23,182
Total revenues - dispositions [2]	(637)	(3,804)	(7,194)	(17,905)
Pro forma total revenues	176,798	170,612	733,648	680,972
Hotel Operating Expenses:				
Total hotel operating expenses	115,157	110,277	478,105	437,234
Hotel operating expenses - acquisitions [1]	(1)	901	2,278	13,486
Hotel operating expenses - dispositions [2]	(721)	(3,348)	(7,271)	(15,500)
Pro forma hotel operating expenses	114,435	107,830	473,112	435,220
Hotel EBITDA:				
Operating income	428	6,733	58,787	67,782
Loss (gain) on disposal of assets, net	1	164	337	(20,315)
Recoveries of provisions for credit losses	(730)	-	(1,230)	(1,100)
Loss on write-down or impairment of assets	16,661	10,420	16,661	10,420
Transaction costs and other	(11)	12	13	749
Corporate general and administrative	7,305	7,022	32,530	30,765
Depreciation and amortization	38,624	37,698	150,924	150,160
Hotel EBITDA	62,278	62,049	258,022	238,461
Hotel EBITDA - acquisitions [1]	(4,062)	(2,900)	(11,356)	(2,902)
Hotel EBITDA - dispositions [2]	84	(456)	77	(2,405)
Same store hotel EBITDA	$ 58,300	$ 58,693	$ 246,743	$ 233,154
Hotel EBITDA - acquisitions [3]	4,063	4,089	13,793	12,598
Pro forma hotel EBITDA	$ 62,363	$ 62,782	$ 260,536	$ 245,752

(1) For any hotels acquired by the Company after January 1, 2022 *(the "Acquired Hotels"), the Company has* excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to December 31, 2023 *(the* "Acquisition *Period")* in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between January 1, 2022, and December 31, 2023 *(the "Disposed Hotels"),* the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2022, and ending on the date the Disposed Hotels were sold by the Company (the *"Disposition Period") in determining same-*store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 100 hotels owned as of December 31, 2023, as if all such hotels had been owned by the Company since January 1, 2022. For hotels acquired by the Company after January 1, 2022 *(the "Acquired Hotels"), the Company has included in the pro* forma information the financial results of each of the Acquired Hotels for the period from January 1, 2022, to December 31, 2023. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

13 | Page

SUMMIT HOTEL PROPERTIES

Summit Hotel Properties, Inc.
Pro Forma Hotel Operating Data
(Unaudited)
(In thousands, except operating statistics)

	2023				Year Ended
Pro Forma Operating Data [1,2]	Q1	Q2	Q3	Q4	December 31, 2023
Pro forma room revenue	$ 163,493	$ 172,972	$ 160,853	$ 156,459	$ 653,777
Pro forma other hotel operating revenue	19,202	20,250	20,080	20,339	79,871
Pro forma total revenues	182,695	193,222	180,933	176,798	733,648
Pro forma total hotel operating expenses	117,617	122,273	118,787	114,435	473,112
Pro forma hotel EBITDA	$ 65,078	$ 70,949	$ 62,146	$ 62,363	$ 260,536
Pro forma hotel EBITDA Margin	35.6%	36.7%	34.3%	35.3%	35.5%
Pro Forma Statistics [1,2]					
Rooms sold	934,438	1,025,004	1,007,287	965,187	3,931,916
Rooms available	1,341,990	1,356,901	1,371,873	1,371,904	5,442,668
Occupancy	69.6%	75.5%	73.4%	70.4%	72.2%
ADR	$ 174.96	$ 168.75	$ 159.69	$ 162.10	$ 166.27
RevPAR	$ 121.83	$ 127.48	$ 117.25	$ 114.05	$ 120.12
Actual Statistics					
Rooms sold	950,214	1,039,045	1,014,851	970,959	3,975,069
Rooms available	1,380,060	1,376,796	1,383,189	1,381,867	5,521,912
Occupancy	68.9%	75.5%	73.4%	70.3%	72.0%
ADR	$ 171.63	$ 167.64	$ 159.35	$ 161.78	$ 165.04
RevPAR	$ 118.18	$ 126.51	$ 116.91	$ 113.67	$ 118.81

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

	Q1	Q2	Q3	Q4	Year Ended December 31, 2023
Revenue:					
Total revenues	$ 182,383	$ 194,493	$ 181,816	$ 177,435	$ 736,127
Total revenues from acquisitions [1]	3,438	1,278	(1)	-	4,715
Total revenues from dispositions [2]	(3,126)	(2,549)	(882)	(637)	(7,194)
Pro forma total revenues	182,695	193,222	180,933	176,798	733,648
Hotel Operating Expenses:					
Total hotel operating expenses	119,518	123,864	119,566	115,157	478,105
Total hotel operating expenses from acquisitions [1]	1,491	791	(3)	(1)	2,278
Total hotel operating expenses from dispositions [2]	(3,392)	(2,382)	(776)	(721)	(7,271)
Pro forma total hotel operating expenses	117,617	122,273	118,787	114,435	473,112
Hotel EBITDA:					
Operating income	18,202	23,681	16,476	428	58,787
Loss (gain) on disposal of assets, net	-	320	16	1	337
Recoveries of provisions for credit losses	(250)	-	(250)	(730)	(1,230)
Loss on write-down or impairment of assets	-	-	-	16,661	16,661
Transaction costs and other	6	18	-	(11)	13
Corporate general and administrative	7,999	9,100	8,126	7,305	32,530
Depreciation and amortization	36,908	37,510	37,882	38,624	150,924
Hotel EBITDA	62,865	70,629	62,250	62,278	258,022
Hotel EBITDA from acquisitions [1]	(3,911)	(2,445)	(938)	(4,062)	(11,356)
Hotel EBITDA from dispositions [2]	266	(167)	(106)	84	77
Same store hotel EBITDA	$ 59,220	$ 68,017	$ 61,206	$ 58,300	$ 246,743
Hotel EBITDA from acquisitions [3]	5,858	2,932	940	4,063	13,793
Pro forma hotel EBITDA	$ 65,078	$ 70,949	$ 62,146	$ 62,363	$ 260,536

(1) For any hotels acquired by the Company after January 1, 2023 *(the "Acquired Hotels"), the Company has excluded the financial results of each of the Acquired Hotels for the* period the Acquired Hotels were purchased by the Company to December 31, 2023 *(the "Acquisition Period") in determining same-*store hotel EBITDA.

(2) For hotels sold by the Company between January 1, 2023, and December 31, 2023 *(the "Disposed Hotels"), the Company has excluded the financial results of each of the Disposed* Hotels for the period beginning on January 1, 2023, and ending on the date the *Disposed Hotels were sold by the Company (the "Disposition Period") in determining same-*store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 100 hotels owned as of December 31, 2023, as if all such hotels had been owned by the Company since January 1, 2023. For hotels acquired by the Company after January 1, 2023 *(the "Acquired Hotels"), the Company has included in the pro forma information the financial results of each of* the Acquired Hotels for the period from January 1, 2023, to December 31, 2023. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

14 | Page

SUMMIT
HOTEL PROPERTIES

Summit Hotel Properties, Inc.
Pro Forma and Same Store Data
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,	
	2023	2022	2023	2022
Pro Forma (100)				
Rooms sold	965,187	942,042	3,931,916	3,791,830
Rooms available	1,371,904	1,371,667	5,442,668	5,427,241
Occupancy	70.4%	68.7%	72.2%	69.9%
ADR	$ 162.10	$ 161.40	$ 166.27	$ 161.27
RevPAR	$ 114.05	$ 110.85	$ 120.12	$ 112.67
Occupancy change	2.4%		3.4%	
ADR change	0.4%		3.1%	
RevPAR change	2.9%		6.6%	

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2023	2022	2023	2022
Same-Store (94)				
Rooms sold	924,088	900,795	3,770,854	3,649,914
Rooms available	1,315,048	1,314,956	5,217,098	5,216,914
Occupancy	70.3%	68.5%	72.3%	70.0%
ADR	$ 160.96	$ 160.02	$ 165.09	$ 159.94
RevPAR	$ 113.11	$ 109.62	$ 119.33	$ 111.90
Occupancy change	2.6%		3.3%	
ADR change	0.6%		3.2%	
RevPAR change	3.2%		6.6%	

(1) Unaudited pro forma information includes operating results for 100 hotels owned as of December 31, 2023, as if each hotel had been owned by the Company since January 1, 2022. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the *Company's ownership.*

(2) Same-store information includes operating results for 94 hotels owned by the Company as of January 1, 2022, and at all times during the three and twelve months ended December, 2023, and 2022.

15 | Page

SUMMIT
HOTEL PROPERTIES

16 | P a g e Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures – EBITDA for Financial Outlook (in thousands) (Unaudited) FYE 2024 Outlook Low High Net loss $ (4,000) $ 10,900 Depreciation and amortization 153,200 153,200 Interest expense 85,100 85,100 Interest income - - Income tax expense 3,000 3,000 EBITDA $ 237,300 $ 252,200 Loss on disposal of assets and other dispositions, net - - EBITDAre $ 237,300 $ 252,200 Equity-based compensation 8,400 8,400 Debt transaction costs 500 500 Non-recurring and other non-cash items, net (9,900) (9,900) Loss related to non-controlling interests in consolidated joint ventures 5,000 2,100 Adjustments related to non-controlling interests in consolidated joint ventures (53,300) (53,300) Adjusted EBITDAre $ 188,000 $ 200,000

17 | P a g e Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures – Funds From Operations for Financial Outlook (In thousands except per share and unit) (Unaudited) FYE 2024 Outlook Low High Net loss $ (4,000) $ 10,900 Preferred dividends (15,900) (15,900) Distributions to and accretion of redeemable non-controlling interests (2,600) (2,600) Loss related to non-controlling interests in consolidated joint ventures 5,000 2,100 Net loss applicable to Common Stock and Common Units $ (17,500) $ (5,500) Real estate-related depreciation 152,600 152,600 Loss on disposal of assets and other dispositions, net 0 0 Adjustments related to non-controlling interests in consolidated joint ventures (33,300) (33,300) FFO applicable to Common Stock and Common Units $ 101,800 $ 113,800 Amortization of deferred financing costs 5,900 5,900 Amortization of franchise fees 600 600 Equity-based compensation 8,400 8,400 Debt transaction costs 500 500 Non-recurring and other non-cash items, net (9,900) (9,900) Adjustments related to non-controlling interests in consolidated joint ventures 3,700 3,700 AFFO applicable to Common Stock and Common Units $ 111,000 $ 123,000 Weighted average diluted shares of Common Stock and Common Units for FFO and AFFO 123,000 123,000 FFO per Common Stock and Common Units $ 0.83 $ 0.93 AFFO per Common Stock and Common Units $ 0.90 $ 1.00

18 | P a g e Non-GAAP Financial Measures We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDAre, and Hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss). Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”) As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, transaction costs, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash interest income and non-cash income tax related adjustments to our deferred tax asset. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, and certain transaction costs related to lodging property acquisition activities and debt, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit- defined FFO related to the reporting of depreciation and amortization expense on assets at our corporate offices, which is de minimus. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

19 | P a g e EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs. EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).